UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-028259
(Commission File Number)

84-1516745
(IRS Employer Identification No.)

Suite 1040 - 1055 West Hastings Street
Vancouver, British Columbia V6E 2E9 Canada
(Address of principal executive offices and Zip Code)

604.609.7736
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 6, 2001, a wholly owned subsidiary of the company ("Destiny Software") commenced legal proceedings in the Supreme Court of British Columbia (Action No. SO13166) against Impatica.com Inc., ("Impatica") for payment of approximately $512,500 in unpaid technology licensing fees. Impatica filed a counterclaim against Destiny Software seeking return of $162,500 advanced to Destiny Software on an alleged "good faith" agreement.

On March 31, 2006, the parties agreed to settle the outstanding dispute and enter into a mutual release. A consent dismissal order without costs will be filed with the court registry. Destiny Software will pay $7500 to Impatica as consideration for the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

By: Steve Vestergaard
Steve Vestergaard
President and CEO Date: March 31, 2006